SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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OmniComm Systems, Inc.

(Name of Registrant as Specified In Its Charter)

Not applicable

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NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2010

The 2010 Annual Meeting of the Stockholders of OmniComm Systems, Inc., a Delaware corporation (“Company” or “OmniComm Systems”), will be held at 9:00 a.m., local time, at the Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida 33309 on June 25, 2010. At the 2010 Annual Meeting, you will be asked to vote on the following matters:

1.	To elect a Board of Directors consisting of five members.

2.	To ratify the appointment of Greenberg & Company, LLC as the independent auditors of OmniComm Systems.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors recommends that you vote FOR the Board’s nominees for director and the ratification of the appointment of the independent auditors.

Only stockholders of record, as shown by the transfer books of OmniComm Systems at the close of business on April 30, 2010 (“Record Date”), will be entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the 2010 Annual Meeting will be available for examination by any stockholder for the proper purpose during normal business hours at our offices for a period of at least 10 days preceding the 2010 Annual Meeting.

All stockholders are invited to attend the 2010 Annual Meeting in person. However, even if you expect to be present at the 2010 Annual Meeting, we ask that as promptly as possible you mark, sign, date, and return the enclosed proxy card in the postage pre-paid envelope provided. Stockholders attending the 2010 Annual Meeting may vote in person even if they have previously voted by proxy.

This Notice, Proxy Statement, proxy card and the Annual Report on Form 10-K for the year ended December 31, 2009 (“Annual Report”) of OmniComm Systems are being mailed to the stockholders of OmniComm Systems on or about May 10, 2010. OmniComm Systems’ financial statements for the fiscal year ended December 31, 2009 are contained in the accompanying Annual Report. The Annual Report does not form any part of the material for the solicitation of proxies.

By Order of the Board of Directors

/s/ Randall G. Smith

Randall G. Smith

Chairman, Chief Technology Officer

Ft. Lauderdale, Florida

May 5, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 25, 2010: This Notice, the proxy statement, and our Annual Report on Form 10-K for the year ended December 31, 2009, are available free of charge on our website www.omnicomm.com.

OMNICOMM SYSTEMS, INC.

2101 West Commercial Blvd. Suite 4000

Ft. Lauderdale, FL 33309

PROXY STATEMENT

DATED MAY 5, 2010

2010 ANNUAL MEETING OF STOCKHOLDERS

June 25, 2010

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

General

This Proxy Statement (hereinafter, the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (hereinafter, the “Board” or the “Board of Directors”) of OmniComm Systems, Inc. (hereinafter, “OmniComm Systems” or the “Company”), a Delaware corporation, of proxies to be voted at the 2010 Annual Meeting of Stockholders (hereinafter, the “Annual Meeting”) to be held at Courtyard by Marriott located at 6650 North Andrews Avenue, Fort Lauderdale, Florida 33309 on June 25, 2010 at 9:00 a.m. Eastern Standard Time or at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (hereinafter, the “Notice”). The Annual Report on Form 10-K of the Company for the most recently completed fiscal year ended December 31, 2009 (hereinafter, “Annual Report”) is being mailed together with this Proxy Statement and form of Proxy. This Proxy Statement and the proxy card included herewith are first being mailed to stockholders on or about May 10, 2010.

Questions and Answers

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

What may I vote on at the 2010 Annual Meeting?

At the 2010 Annual Meeting, stockholders will consider and vote upon the following matters:

•	to elect a Board of Directors consisting of five members;

•	to ratify the appointment of Greenberg & Company, LLC as the independent auditors of OmniComm Systems;

•	such other matters as may properly come before the 2010 Annual Meeting or any adjournment or postponement thereof.

How does the Board recommend that I vote on the proposals?

The Board of Directors recommends a vote FOR each proposal.

How do I vote?

Sign and date each proxy card you receive and return it in the postage-paid envelope prior to the 2010 Annual Meeting.

Can I change or revoke my proxy?

You have the right to change or revoke your proxy at any time before the 2010 Annual Meeting by:

•	notifying the Secretary of OmniComm Systems in writing;

•	voting in person at the 2010 Annual Meeting; or

•	returning a later-dated proxy card.

What shares are included on the proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), your shares will not be voted.

What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Jersey Transfer and Trust Co., 201 Bloomfield Avenue, PO Box 36, Verona, New Jersey 07044, telephone 973-239-2712, or if your shares are held in “street name,” by contacting the broker or bank holding your shares.

Who is entitled to vote at the 2010 Annual Meeting?

Only the holders of record of our stock entitled to vote as of the close of business on April 30, 2010 (“Record Date”) are entitled to notice of and to vote at the 2010 Annual Meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter voted upon. Each share of 5% Series A Convertible Preferred Stock entitles its holder to cast one vote for each share of common stock issuable upon the conversion of such security on each matter to be voted upon as if such security was converted immediately prior to such vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Jersey Transfer & Transfer Co., you are considered the stockholder of record with respect to those shares, and the notice was mailed directly to you.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How many votes may be cast?

As of April 30, 2010, the Record Date, a total of 85,507,699 shares of the Company’s common stock and 4,125,224 shares of 5% Series A Convertible Preferred Stock, were issued and outstanding. Based upon the current conversion price for each of the 5% Series A Convertible Preferred Stock on April 30, 2010, these holders would be entitled to 2,750,149 votes at a meeting of stockholders, and the common stockholders would be entitled to 85,507,699 votes, for an aggregate of 88,257,848 votes (“Voting Securities”). For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company’s Voting Securities, see “Security Ownership of Certain Beneficial Owners and Management”. The closing price of the Company’s common stock on the OTC Bulletin Board on the Record Date was $ 0.20 per share.

What is a “quorum” at the 2010 Annual Meeting?

A “quorum” is a majority of the outstanding shares entitled to vote. The shares may be present or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called “broker non-votes.” Abstentions will be counted as present for quorum purposes.

What vote is required to approve each proposal?

Once a quorum has been established, the nominees who receive the most votes (plurality) will be elected (Proposal 1), and a majority of the votes present at the meeting is necessary for the ratification of the independent auditors (Proposal 2),.

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

What happens if I abstain?

Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. Proposal 1 (election of directors) is considered a non-routine matter. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

How will voting on any other business be conducted?

Although we do not know of any business to be considered at the 2010 Annual Meeting other than the proposals described in this Proxy Statement, if any other business is properly presented at the 2010 Annual Meeting, your signed proxy card gives authority to the proxy holders, Cornelis F. Wit, Randall G. Smith, and Ronald T. Linares to vote on such matters at their discretion.

Who are the largest principal stockholders?

For information regarding holders of more than 5% of OmniComm Systems’ outstanding Voting Securities, see “Security Ownership of Certain Beneficial Owners and Management” appearing later in this Proxy Statement.

Who will bear the cost of this solicitation?

OmniComm Systems will bear the entire cost of the solicitation. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in sending proxies and proxy solicitation materials to stockholders. Proxies may also be solicited in person, by telephone, or by facsimile by directors, officers and employees of OmniComm Systems without additional compensation. We anticipate that the costs of the solicitation will not exceed $10,000.

Where can I find voting results of the 2010 annual meeting?

We intend to announce preliminary voting results at the 2010 Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

What is the deadline for submitting proposals for next year’s annual meeting or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future stockholder meetings as follows:

Stockholder Proposals: As of the date of this Proxy Statement, we had not received notice of any stockholder proposals for the 2010 Annual Meeting described herein and proposals received subsequent to such date will be considered untimely. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2011 annual meeting, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

OmniComm Systems, Inc.

Attention: Corporate Secretary

2101 West Commercial Blvd. Suite 4000

Ft. Lauderdale, FL 33309

Facsimile: (954) 473-1256

Under Rule 14a-8, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of the our proxy statement release to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2011 annual meeting must be received by us at our principal executive office no later than March 10, 2011 in order to be eligible for inclusion in our 2011 proxy statement and proxy relating to that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the information specified described in our bylaws, which includes the nominee’s name and qualifications for Board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary of OmniComm Systems, Inc. at our principal executive offices: 2101 West Commercial Blvd., Suite 4000, Ft. Lauderdale, Florida within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

How may I communicate with OmniComm System’s Board or the non-management directors on OmniComm’s Board?

You may contact any of our directors by writing to them c/o OmniComm Systems, Inc., 2101 West Commercial Blvd., Suite 4000, Ft. Lauderdale, Florida. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. We generally will not forward to the directors a stockholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about OmniComm Systems. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chair of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by OmniComm Systems that is addressed to the independent members of the Board and request copies of any such correspondence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At April 30, 2010 there were an aggregate of:

•	85,507,699 shares of common stock,

•	4,125,224 shares of 5% Series A Preferred Stock,

issued and outstanding. These securities comprise our “Voting Securities”. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders. The holders of the 5% Series A Preferred Stock are also entitled to vote on matters submitted to our stockholders, with one vote for each share of common stock into which these series of our preferred stock are convertible. Based upon the current conversion price for the 5% Series A Preferred Stock, on April 30, 2010, these holders are entitled to 2,750,149 votes at a meeting of our stockholders and the common stockholders are entitled to 85,507,699 votes, for an aggregate of 88,257,848 votes for all currently outstanding Voting Securities.

The following table sets forth, as of April 30, 2010, information known to us relating to the beneficial ownership of shares of our Voting Securities by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of Voting Securities, aggregate all three classes together;

•	each director;

•	each executive officer; and

•	all executive officers and directors as a group.

Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from April 30, 2010 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of April 30, 2010 have been exercised or converted.

The following table, however, gives no effect to the exercise of any outstanding options or warrants unless specifically set forth therein. We believe that all persons named in the table have sole voting, dispositive and investment power with respect to all shares of Voting Securities beneficially owned by them. Unless otherwise noted, the address for each person is: 2101 West Commercial Blvd. Suite 4000, Ft. Lauderdale, Florida 33309.

Name of Beneficial Owner	No. of Shares Beneficially Owned	Percentage of Voting Securities

Cornelis F. Wit (1)	50,894,136	37.44%

Fernando Montero (2)	7,523,411	8.35%

Guus van Kesteren (3)	4,673,103	5.17%

Matthew D. Veatch (4)	530,000	0.60%

Randall G. Smith (5)	3,244,897	3.60%

Ronald T. Linares (6)	1,597,762	1.78%

Stephen E. Johnson (7)	800,000	0.89%

Gregory Elias (8)	7,044,358	7.98%

Noesis N.V. (9)	6,372,628	7.22%

All Directors and Officers as a group (seven persons) (10)	69,263,309	47.71%

(1)	Includes vested options to purchase an aggregate of 1,900,000 shares of our common stock at prices ranging from $0.20 to $0.61 per share with expiration dates ranging from December 2010 to December 2014, 22,925,000 shares of our common stock issuable upon the conversion of warrants at exercise prices ranging from $0.25 to $.60 per share with expiration dates ranging from February 2012 to December 2012 and 22,400,000 shares of our common stock issuable upon conversion of Secured Convertible Notes.

(2)	Includes vested options to purchase an aggregate of 300,000 shares of our common stock at exercise prices ranging from $0.61 to $0.70 per share with expiration dates ranging from April 2013 to August 2014. Also includes 1,100,000 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.60 per share with expiration dates ranging from February 2012 to December 2012 and 400,000 shares of our common stock issuable upon conversion of Secured Convertible Notes and 2,500,000 shares of common stock held by Atlantic Balanced Fund, a corporation formed under the laws of the British Virgin Islands (“ABF”). Mentor Capital Corporation is the fund manager for ABF and has voting and dispositive control over the shares held by ABF. Mr. Montero is the president, director and sole owner of Mentor Capital Corporation and may be considered the beneficial owner of the 2,500,000 shares and convertible warrants and Convertible Notes held by ABF. Includes 2,000,000 shares of common stock owned by Atlantic Security Bank (“ASB”), an entity in which Fernando Montero is a director and pursuant to an agreement holds voting and dispositive control for shares owned in OmniComm.

(3)	Includes vested options to purchase an aggregate of 450,000 shares of our common stock at prices ranging from $0.25 to $0.61 per share with expiration dates ranging from June 2010 to April 2014, 1,145,000 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.60 per share with expiration dates ranging from February 2012 to December 2012 and 620,000 shares of our common stock issuable upon conversion of Convertible Notes.

(4)	Includes vested options to purchase an aggregate of 450,000 shares of our common stock at prices ranging from $0.25 to $0.61 per share with expiration dates ranging from June 2010 to April 2014, and 30,000 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.60 per share with an expiration date of December 2012 and 30,000 shares of our common stock issuable upon conversion of Convertible Notes.

(5)

Includes vested options to purchase an aggregate of 1,580,000 shares of our common stock at prices ranging from $0.20 to $2.75 per share, with expiration dates ranging from July 2010 to December 2014, and 10,000 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.60 per share with an expiration date of December 2012 and 10,000 shares of our common stock issuable upon conversion of Convertible Notes.

(6)	Includes vested options to purchase an aggregate of 728,000 shares of our common stock at prices ranging from $0.20 to $0.61 per share with expiration dates ranging from July 2010 to December 2014, 337,500 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.60 per share with expiration dates ranging from February 2012 to December 2012 and 250,000 shares of our common stock issuable upon conversion of Convertible Notes.

(7)	Includes vested options to purchase an aggregate of 650,000 shares of our common stock at prices ranging from $0.25 to $0.61 per share with expiration dates ranging from June 2010 to December 2014 and 50,000 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.60 per share with an expiration date of December 2012 and 50,000 shares of our common stock issuable upon conversion of Convertible Notes.

(8)	Includes 6,372,628 shares of our common stock held by Noesis NV. Also includes 638,397 shares of our common stock and 33,333 shares of our common stock upon conversion of our 5% Series A Convertible Preferred Stock held by Max Power. Gregory Elias has voting and dispositive control over the Securities owned by Noesis NV and Max Power. The address for Mr. Gregory Elias is: Landhuis Joonchi, Kaya Richard J. Beaujon, Curacao, Netherlands Antilles.

(9)	Includes 6,372,628 shares of our common stock held by Noesis NV. Gregory Elias has voting and dispositive control over the Securities owned by Noesis NV. The address for Noesis NV is: Landhuis Joonchi, Kaya Richard J. Beaujon, Curacao, Netherlands Antilles.

(10)	Includes footnotes (1) through (7).

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s Directors and executive officers and persons who own more than ten percent of a class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3 (d) of the Exchange Act during the fiscal year ended December 31, 2009 and Forms 5 and amendments thereto furnished to us with respect to the year ended December 31, 2009, we are not aware that any officer, director or 10% or greater stockholder failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2009.

CORPORATE GOVERNANCE, BOARD COMMITTEES AND RELATED MATTERS

Summary of Corporate Governance Framework

We are committed to maintaining the highest standards of honest and ethical conduct in running our business efficiently, serving our stockholders interests and maintaining our integrity in the marketplace. To further this commitment, we have adopted our Code of Business Conduct and Ethics, which applies to all our directors, officers and employees.

To assist in its governance, our Board has formed three standing committees composed entirely of independent directors: Audit, Compensation and Governance and Nominating. A discussion of each committee’s function is set forth below.

Our By-Laws, the charters of each Board committee, the independent status of a majority of our Board of Directors, and our Code of Business Conduct and Ethics provide the framework for our corporate governance. Copies of our By-Laws, charter and amendments thereto, and Code of Business Conduct and Ethics may be found on our website at www.omnicomm.com. Copies of these materials also are available without charge upon written request to our Corporate Secretary.

Board of Directors Meetings

The Board of Directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer and our Chief Financial Officer and by reading the reports and other materials that we send them and by participating in Board of Directors and committee meetings. The Board of Directors meets regularly during the year to review matters affecting OmniComm Systems and to act on matters requiring Board approval. The Board also holds special meetings whenever circumstances require and may act by unanimous written consent. The Board of Directors held four meetings and took actions 12 times by unanimous written consent during 2009. Mr. Montero and Mr. van Kesteren were not able to attend one meeting and all other members of the Board attended all meetings of the Board in 2009 and participated in each action of the Board.

All members of the Board are required to attend the annual meetings of stockholders. Mr. Montero and Mr. van Kesteren were not able to attend the 2009 Annual Meeting of Stockholders.

Board Leadership Structure and Board's Role in Risk Oversight

Our Board of Directors has determined that the separation of the offices of Chairman of the Board and Chief Executive Officer will enhance Board independence and oversight. Moreover, the separation of the Chairman of the Board and Chief Executive Officer will allow the Chief Executive Officer to better focus on his responsibilities of running the Company, enhancing stockholder value and expanding and strengthening our business while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Mr. Randall G. Smith serves as Chairman of the Board of Directors. Mr. Smith is not independent under The NASDAQ Stock Market rules.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board's role in overseeing the management of the Company's risks includes regularly reviewing information from members of management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board of Directors (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) meet and discuss regularly with management our major risk exposures, their potential impact on the Company, and the steps we take to manage them. Our Chief Financial Officer attends the majority of our Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Director Independence

The Board of Directors has determined that a majority of our current directors (Guus van Kesteren, Matthew D. Veatch, and Fernando Montero) have no relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined in Marketplace Rule 5605 of The NASDAQ Stock Market, Inc. In making the determination of the independence of our directors, the Board of Directors considered all known transactions in which OmniComm Systems and any director had any interest, including any discussed under “Certain Relationships and Related Transactions” below.

Our independent directors may meet at any time in their sole discretion without any other directors or representatives of management present. Each independent director has access to the members of our management team or other employees as well as full access to our books and records. We have no policy limiting, and exerts no control over, meetings of our independent directors.

Committees of our Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. From time to time, the Board of Directors may establish additional committees.

The following chart reflects the current membership of each of our Board’s committees:

Name	Audit Committee	Compensation Committee	Governance and Nominating Committee
Cornelis F. Wit
Randall G. Smith
Guus van Kesteren	*	**
Matthew D. Veatch		*	**
Fernando Montero	**	*

*	Member
**	Chair

Audit Committee. The Company has an audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee of the Board of Directors is responsible for the engagement of our independent public accountants, approves services rendered by our accountants, reviews the activities and recommendations of our internal audit department, and reviews and evaluates our accounting systems, financial controls and financial personnel. The Board has previously adopted a written charter for the Audit Committee on April 24, 2003. Our Board of Directors has determined that each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of The NASDAQ Stock Market, Inc. The Audit Committee met four times and took no actions by unanimous written consent during fiscal 2009. Following the Annual Meeting, and assuming the nominated directors are elected, the Audit Committee will be composed of Mr. Montero and Mr. van Kesteren.

Audit Committee Financial Expert. Our Board of Directors has also determined that Mr. Montero is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-B. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements,

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	understands internal controls over financial reporting, and

•	understands audit committee functions.

2009 Audit Committee Report

The Audit Committee of the Board of Directors serves as the representative of the Board for general oversight of OmniComm Systems’ financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Board has adopted a charter for the Audit Committee. Management of OmniComm Systems has responsibility for preparing financial statements of OmniComm Systems as well as OmniComm Systems’ financial reporting process. Greenberg & Company, acting as independent auditors, are responsible for expressing an opinion on the conformity of OmniComm Systems’ audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee hereby reports on the fiscal year ended December 31, 2009 as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2009 with OmniComm Systems’ management.

2.	The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

3.	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed the matter of independence with the independent auditors.

4.	Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors of OmniComm Systems, and the Board has approved, that the audited financial statements be included in OmniComm Systems’ Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission (“SEC”).

Dated: March 29, 2010

The Audit Committee of the Board of Directors

/s/Fernando Montero – Chairman

/s/Guus van Kesteren

Compensation Committee. The Compensation Committee establishes and administers our executive compensation practices and policies, reviews the individual elements of total compensation for elected officers and recommends salary adjustments to the Board of Directors. In addition, the Committee determines the number of performance shares and other equity incentives awarded to elected officers and the terms and conditions on which they are granted, amends compensation plans within the scope of the Committee’s authority and recommends compensation plans and compensation plan amendments to the Board, sets company policy for employee benefit programs and plans and oversees administration of employee retirement plans and various other benefit plans as we may establish from time to time. The Committee met one time and took no actions during fiscal 2009. Please see Compensation, Discussion and Analysis for additional compensation related disclosures. Following the Annual Meeting, and assuming the nominated directors are elected, the Compensation Committee will be composed of Mr. van Kesteren, Mr. Montero and Mr. Veatch.

Compensation Risk Assessment

We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. We also believe we have allocated our compensation among base salary and short- and long-term compensation target opportunities in such a way that it does not encourage excessive risk-taking. Additionally, as a provider of integrated software products and related services, we do not face the same level of risks associated with compensation of employees at businesses such as financial services companies. Although our Compensation Committee focuses primarily on the compensation of named executive officers because risk-related decisions depend predominantly on their judgment, the Compensation Committee believes that the features of our programs reflect sound risk management practices, and risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company.

Governance and Nominating Committee: The Governance and Nominating Committee reviews and makes recommendations to the Board of Directors with respect to:

•	the responsibilities and functions of the Board and Board committees and with respect to Board compensation,

•	the composition and governance of the Board, including recommending candidates to fill vacancies on, or to be elected or re-elected to, the Board,

•	candidates for election as Chief Executive Officer and other corporate officers,

•	monitoring the performance of the Chief Executive Officer and our compensation plans for senior management succession, and

•	reviewing and recommending the policies and procedures necessary for the effective management of our company.

The Committee uses various methods to identify director nominees. The Committee assesses the appropriate size and composition of the Board and the particular needs of the Board based on whether any vacancies are expected due to retirement or otherwise. Candidates may come to the attention of the Committee through current board members, stockholders, or other sources. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence, and expertise.

Our Governance and Nominating Committee, operates under a written charter which was adopted during calendar 2003. The charter is available for review on our website, www.omnicomm.com.

Our Board of Directors has determined that each member of the Governance and Nominating Committee is independent, as independence is defined in the listing standards of The NASDAQ Stock Market, Inc. The Governance and Nominating Committee met one time and took no actions by unanimous written consent during fiscal 2009. The Committee does consider nominees selected by our stockholders. Following the Annual Meeting, and assuming the nominated directors are elected, the Governance and Nominating Committee will be composed of Mr. Veatch.

Identifying and Evaluating Director Nominees

Working closely with the full Board, the Governance and Nominating Committee develops criteria for open Board positions, taking into account such factors as it deems appropriate, including, among others, the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board, the balance of management and independent Directors and the need for financial or other specialized expertise. Further, when identifying nominees to serve as director, the Governance and Nominating Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. Applying these criteria, the Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board of Directors and members of senior management. Once the Committee has identified a prospective nominee—whether the prospective nominee is recommended by a stockholder or otherwise—it makes an initial determination as to whether to conduct a full evaluation, taking into account the information provided to the Committee with the recommendation of the candidate as well as the Committee’s own knowledge, supplemented as appropriate by inquiries to third parties. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the criteria that the Committee has established. If the Committee determines, in consultation with the Chairman of the Board and other Directors as appropriate, that additional consideration is warranted, it will gather additional information about the prospective nominee’s background and experience. The Committee then evaluates the prospective nominee against the specific criteria that it has established for the position. If the Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Committee, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report.

Currently, the Governance and Nominating Committee of the Board does not have a policy regarding diversity in identifying director nominees.

Consideration of director candidates recommended by our stockholders

The Governance and Nominating Committee will consider director candidates submitted by stockholders addressed to: OmniComm Systems, Inc. Board of Directors, 2101 W. Commercial Blvd. Suite 4000, Ft. Lauderdale, FL 33309, Attention: Corporate Secretary. Such recommendations should be accompanied by (i) evidence of the stockholder’s stock ownership over the last year, (ii) a statement that the stockholder is not a competitor of OmniComm Systems, (iii) a resume and contact information for the director candidate, as well as a description of the candidate’s qualifications and (iv) a statement whether the candidate has expressed interest in serving as a director. The Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders as it does for candidates proposed by other parties. The Committee will consider such candidacy and will advise the recommending stockholder of its final decision. A stockholder who wishes to nominate a person for Director must provide the nomination in writing to the Secretary at the Company’s principal offices pursuant to the notice provisions in the By-laws. Such notice must be received not less than 60 nor more than 90 days prior to the Annual Meeting or, if less than 70 days’ notice of the date of such meeting has been given, then within 10 business days following the first public disclosure of the meeting date or the mailing of the Company’s notice. Any such notice must contain information regarding the nominee and the proponent. Details concerning the nature of such information are available without charge from us.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Our policy is to schedule a regular meeting of the Board of Directors on the same date as OmniComm System's annual meeting of stockholders and, accordingly, Board members are encouraged to be present at our stockholder meetings. All of our Board members, except for Mr. Montero and Mr. van Kesteren, attended our annual meeting of stockholders held on July 25, 2009.

Contacting the Board of Directors

Stockholders and other parties interested in communicating directly with the Board of Directors or with the non-management Directors as a group may do so by writing to Chairman of the Board, OmniComm Systems, Inc., 2101 West Commercial Blvd., Suite 4000, Ft. Lauderdale, Florida 33309. Under a process approved by the Governance and Nominating Committee of the Board for handling letters received by the Company and addressed to non-management members of the Board, the Corporate Secretary of the Company reviews all such correspondence and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Committees thereof or that he or she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters, as described below

Accounting Matters

The Audit Committee has established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters (“Accounting Matters”). Employees with concerns regarding Accounting Matters may report their concerns directly to the Audit Committee via the confidential reporting system maintained by OmniComm Systems. Non-employee complaints regarding Accounting Matters may be reported by writing to the Audit Committee c/o Corporate Secretary, at our headquarters at 2101 West Commercial Blvd., Suite 4000, Ft. Lauderdale, Florida 33309.

Code of Ethics

Effective March 1, 2003, our Board of Directors adopted a Code of Business Conduct and Ethics that applies to, all of our employees and members of our Board of Directors. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our company's personnel shall be accorded full access to our President with respect to any matter that may arise relating to the Code of Business Conduct and Ethics. Further, all of our company’s personnel are to be accorded full access to our company’s Board of Directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our President.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our company’s President. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by the President, the incident must be reported to any member of our Board of Directors. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company's Code of Business Conduct and Ethics by another.

Our Code of Business Conduct and Ethics is available on the SEC website located at: www.sec.gov filed as Exhibit D to our Proxy Statement dated June 4, 2003. We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to: OmniComm Systems, Inc., 2101 West Commercial Blvd., Suite 4000, Ft. Lauderdale, Florida, 33309.

Policy Regarding Related Party Transactions

Our Board’s policy requires that transactions with related parties must be entered into in good faith on fair and reasonable terms that are no less favorable to us than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party. Based on our experience, we believe that each of the transactions with related parties complied with our Board’s policy at the time the transaction was effected. Our Board, by a vote of the disinterested directors, must approve all related party transactions. See “Certain Relationships and Related Transactions” for a description of such transactions.

For more corporate governance information, you are invited to access the Corporate Governance section of our website, which is available under the “Investors” tab at http://www.omnicommsystems.com.

MANAGEMENT

The following individuals are our executive officers and the members of our Board of Directors. Each Director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his or her successor is elected and qualified. Our by-laws permit the Board of Directors to fill any vacancy and such Director may serve until the next annual meeting of stockholders or until his or her successor is elected and qualified. The Board of Directors elects officers annually and their terms of office are at the discretion of the Board.

Person	Age	Position
Cornelis F. Wit	63	Chief Executive Officer, President and Director
Randall G. Smith	52	Chairman and Chief Technology Officer
Ronald T. Linares	47	Executive Vice President and Chief Financial Officer
Stephen E. Johnson	45	Executive Vice President Sales and Marketing and Chief Operating Officer
Guus van Kesteren	69	Director
Matthew D. Veatch	39	Director
Fernando Montero	63	Director

Biographical information about Cornelis F. Wit, Randall G. Smith, Guus van Kesteren, Fernando Montero and Matthew D. Veatch, our director nominees, is provided below under Proposal 1.

Ronald T. Linares. Mr. Linares has served as our Chief Financial Officer since April 2000. Prior to joining us, from 1996 until 1999, Mr. Linares was Chief Financial Officer of First Performance Corp., a financial consulting firm, and from 1992 to 1996, Mr. Linares served in various senior financial positions within the Kenny Rogers Roasters Company including Chief Financial Officer of Foodquest, Inc. from 1994 to 1996. Mr. Linares received a B.S. from the University of Florida and a Masters in Public Accountancy from Barry University.

Stephen E. Johnson. Mr. Johnson has served as our Chief Operating Officer since April 1, 2008 and as our Executive Vice President, National Sales from September 2006 to April 2008. From 2000 to August 2006, Mr. Johnson served as East Coast and Central U.S. Sales Manager for Oracle Corporation, supplier of software for enterprise information management, within its Clinical Applications Division. Mr. Johnson received his B.S in Microbiology from the University of Massachusetts.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Guus van Kesteren, a member of our Board of Directors, is a consultant to Noesis Capital Corp. Noesis Capital Corp. has acted as a placement agent for the sale of our securities in various offerings since 1999.

In June 2008 we issued a $300,000 principal amount Convertible Note to Cornelis Wit, our Chief Executive Officer and a Director. This note was convertible at the option of the holder into any new securities we issued before the maturity of the Convertible Note on the same terms and conditions of the sale of any new securities. This Convertible Note carried an interest rate of 10% per annum and was due on December 31, 2010. This note was repaid on July 8, 2008.

In December 2008, the Company issued a promissory note for $197,500 that included $112,500 in accrued expenses associated with financial services provided by Noesis Capital Corp., the Company’s Placement Agent for several equity and debt transactions since 1999. The amount was borrowed under a promissory note bearing interest at 9% per annum payable with a maturity date of January 31, 2011. Included in the principal amount due under this promissory note is $85,000 that was originally owed under a $185,000 principal amount promissory note with a maturity date of January 1, 2009. The remaining $100,000 in principal amount owed was converted into a Convertible Note dated December 16, 2008. The Company repaid $60,000 in principal on this promissory note during the year ended December 31, 2009. We incurred $13,218 in interest expense on the note payable to Noesis Capital Corp., the Placement Agent for the Company during the year ended December 31, 2009 and $15,966 for the year ended December 31, 2008.

On February 29, 2008, we sold an aggregate of $2,325,000 principal amount 10% Secured Convertible Debentures and common stock purchase warrants to purchase an aggregate of 2,930,675 shares of our common stock to 12 accredited investors. As part of the transaction Cornelis Wit, Chief Executive Officer and Director, Guus van Kesteren, Director, Ronald T. Linares, Chief Financial Officer, and Atlantic Balanced Fund, a fund managed by

Mentor Capital of which Fernando Montero, a director of OmniComm, is president, director and sole shareholder, purchased $150,000, $150,000, $25,000 and $200,000, respectively, principal amount of debentures and received 189,076, 189,076, 31,513 and 252,101 warrants, respectively. Interest expense incurred and payable to Directors and Officers of the Company in connection with the Secured Convertible Debenture totaled $42,000 through December 31, 2008. The Debentures matured originally on August 29, 2008. On August 29 2008, the Company repaid $1,000,000 of the Debentures. The remaining $1,325,000 in principal was extended pursuant to an Extension Agreement that included: an extension of the maturity date to December 1, 2008; reduced the conversion price of the Debenture from $0.595 per share to $0.50 per share; reduced the exercise price of the warrants attached to the Debenture from $0.75 per share to $0.60 per share; and resulted in the issuance of 2,650,000 warrants to the investors agreeing to the extension of the Debentures including warrants to our officers and directors (the “Officers and Directors”) as follows: Cornelis F. Wit, 300,000 warrants, Guus van Kesteren, 300,000 warrants, Ronald T. Linares, 50,000 warrants and .Atlantic Balanced Fund, 400,000 warrants. The Officers and Directors waived their anti-dilution rights relating to the outstanding warrants issued in this transaction as part of the terms and conditions of a Secured Convertible Debenture round of financing the Company completed in September 2009.

As of December 31, 2009, we have an aggregate of $8,660,000 principal amount of convertible debentures and promissory notes outstanding to Cornelis Wit, our Chief Executive Officer and a director, and have issued certain warrants to Mr. Wit, as follows:

•

On February 14, 2008, $150,000 principal amount promissory note. This note was convertible at the option of the holder into any New Securities (“New Securities”) we issue before maturity of this promissory note on the same terms and conditions of the sale of the New Securities. This convertible note carried an interest rate of 10% per annum and was due on December 31, 2009. On December 16, 2008 Mr. Wit agreed to convert this convertible note into a private placement of convertible debentures, which convertible debentures was due on December 16, 2010. Mr. Wit waived his anti-dilution rights relating to the outstanding debenture and warrants issued in this transaction as part of the terms and conditions of a secured convertible debenture financing the Company completed in September 2009. In addition, Mr. Wit agreed to extend the maturity date of convertible debenture he was issued by three years to December 16, 2013.

•

On June 10, 2008, $210,000 principal amount convertible note and common stock purchase warrants to purchase an aggregate of 264,706 shares of our common stock. We received net proceeds of $210,000. This note was convertible at the option of the holder into any securities we issue (“New Securities”) before maturity of the convertible debenture on the same terms and conditions of the sale of the New Securities. This convertible debenture, which carried an interest rate of 10% per annum, was due on September 10, 2009. On August 29, 2008 Mr. Wit agreed to convert this convertible debenture into a private placement of convertible debentures that mature on August 29, 2010. Mr. Wit waived his anti-dilution rights relating to the outstanding debenture and warrants issued in this transaction as part of the terms and conditions of a secured convertible debenture financing the Company completed in September 2009. In addition, Mr. Wit agreed to extend the maturity date of convertible debenture he was issued by three years to August 29, 2013.

•

On September 10, 2008, $300,000 principal amount convertible note. This note was convertible at the option of the holder into any New Securities (“New Securities”) we issue before maturity of this promissory note on the same terms and conditions of the sale of the New Securities. This convertible note carried an interest rate of 10% per annum and was due on December 31, 2010. On August 29, 2008 Mr. Wit agreed to convert this convertible note into a private placement of convertible debentures, which convertible debentures are due on August 29, 2010. Mr. Wit waived his anti-dilution rights relating to the outstanding debenture and warrants issued in this transaction as part of the terms and conditions of a secured convertible debenture financing the Company completed in September 2009. In addition, Mr. Wit agreed to extend the maturity date of convertible debenture he was issued by three years to August 29, 2013.

•

During August 2008, $1,260,000 principal amount convertible note that is part of a private placement of Convertible Debentures that matures in August 29, 2010. Mr. Wit waived his anti-dilution rights relating to the outstanding debenture and warrants issued in this transaction as part of the terms and conditions of a Secured Convertible Debenture financing the Company completed in September 2009. In addition, Mr. Wit agreed to extend the maturity date of convertible debenture he was issued by three years to August 29, 2013.

•

From September 2008 to December 2008, $4,200,000 principal amount convertible notes. These notes were convertible at the option of the holder into any New Securities (“New Securities”) we issue before maturity of the Convertible Note on the same terms and conditions of the sale of the New Securities. These convertible notes carried an interest rate of 12% per annum and were due on December 31, 2009. On December 16, 2008 Mr. Wit agreed to convert these convertible notes into a private placement of convertible debentures, which convertible debentures are due on December 16, 2010. Mr. Wit waived his anti-dilution rights relating to the outstanding debenture and warrants issued in this transaction as part of the terms and conditions of a secured convertible debenture financing the Company completed in September 2009. In addition, Mr. Wit agreed to extend the maturity date of convertible debenture he was issued by three years to December 16, 2013.

•

During July to September 2009, Mr. Wit invested $1,100,000 which amount was aggregated under the terms of one convertible note dated September 30, 2009. This note was convertible at the option of the holder into any new securities we issue before maturity of this promissory note on the same terms and conditions of the sale of any new securities issued. This convertible note carried an interest rate of 12% per annum and was due on December 31, 2009. On September 30, 2009 Mr. Wit agreed to convert this Convertible Note into a private placement of secured convertible debentures bearing interest at a rate of 12% per annum, which Secured Convertible Debentures are due on March 30, 2011. Interest Expense incurred and payable in connection with the secured convertible debentures totaled $33,271 for the year ended December 31, 2009.

•

During October to December 2009, Mr. Wit invested $1,440,000 which amount was aggregated under the terms of one convertible note dated December 31, 2009. This note was convertible at the option of the holder into any new securities we issued before the maturity of this promissory note on the same terms and conditions of the sale of any new securities issued. This convertible note carried an interest rate of 12% per annum and was due on December 31, 2009. On December 31, 2009 Mr. Wit agreed to convert this Convertible Note into a private placement of unsecured convertible debentures bearing interest at a rate of 12% per annum, which Convertible Debentures are due on June 30, 2011.

As discussed in Note 11 to our Audited Consolidated Financial Statements for the year ended December 31, 2009, Convertible Notes, on August 29, 2008, we sold, $2,270,000 principal amount convertible notes (the “Convertible Notes”) and common stock purchase warrants (the “Convertible Note Warrants”) to purchase an aggregate of 4,540,000 shares of our common stock to four accredited investors including Mr. Wit our Chief Executive Officer as discussed above, and one of our Directors (the “Affiliate Investors”). The Convertible Notes bear interest at 10% and are due on August 29, 2010. As part of the transaction Cornelis Wit, Chief Executive Officer and Director and Guus van Kesteren, Director, purchased $1,770,000 and $150,000, respectively, principal amount of notes, which are convertible into 3,540,000 shares and 300,000 shares, respectively, and received 3,540,000 and 300,000 warrants, respectively. Interest expense incurred and payable to Directors and Officers of the Company in connection with the Convertible Note totaled $192,000 for the year ended December 31, 2009. The Affiliate Investors waived their anti-dilution rights relating to the outstanding debenture and warrants issued in this transaction as part of the terms and conditions of a Secured Convertible Debenture financing the Company completed in September 2009. In addition, the Affiliate Investors agreed to extend the maturity date of convertible debenture they were issued by three years to December 16, 2013.

As discussed in Note 11 to our Audited Consolidated Financial Statements for the year ended December 31, 2009, Convertible Notes, on December 16, 2008, we sold, $5,075,000 principal amount Convertible Debentures (the “Convertible Debentures”) and common stock purchase warrants (the “Convertible Debenture Warrants”) to purchase an aggregate of 10,150,000 shares of our common stock to eleven accredited investors including Mr. Wit our Chief Executive Officer, as discussed above, and Mr. Smith our Chairman and Chief Technology Officer, Mr. Johnson our Chief Operating Officer, Mr. Linares our Chief Financial Officer and two members of our Board of Directors, Mr. Veatch and Mr. van Kesteren (the “Affiliate Investors”). The Convertible Debentures bear interest at 12% and are due on December 16, 2010. As part of the transaction Cornelis Wit, Chief Executive Officer and Director and Guus van Kesteren, Director, purchased $4,350,000 and $160,000, respectively, principal amount of Debentures, which are convertible into 8,700,000 shares and 320,000 shares, respectively, and received 8,700,000 and 320,000 warrants, respectively. As a result, at the time, Mr. Wit and Mr. van Kesteren were considered to be beneficial owners of approximately 30% and 5%, respectively, of our issued and outstanding and issuable upon conversion shares of common stock. Noesis Capital Corp. placement agent for the sale of our securities in various offerings since 1999 converted $100,000 in promissory notes and received 200,000 warrants to purchase common stock of the Company. Atlantic Balanced Fund, a fund managed by Mentor Capital of which Fernando Montero, a director of OmniComm, is president, director and sole shareholder, converted $200,000 that was originally invested into a round of financing of Secured Convertible Debentures in February 2008 and received 400,000 warrants to purchase common stock of the Company. Mr. Montero is considered to be the beneficial owner of approximately 10% of our issued and outstanding and issuable upon conversion shares of our common stock. Additionally the following officers and directors invested in the Convertible Debentures: Mr. Smith $5,000, Mr. Johnson, $25,000, Mr. Veatch $15,000 and Mr. Linares $125,000. The officers and directors received 10,000, 50,000, 30,000 and 250,000 warrants to purchase shares of our common stock, respectively. Interest expense incurred and payable to the Affiliate Investors of the Company in connection with the Convertible Note totaled $585,600 for the year ended December 31, 2009. The Affiliate Investors waived their anti-dilution rights relating to the outstanding Convertible Debentures and warrants issued in this transaction as part of the terms and conditions of a Secured Convertible Debenture financing the Company completed in September 2009. In addition, the Affiliate Investors extended the maturity date of their Convertible Debentures by three years to December 16, 2013.

On December 31, 2009, we sold, $1,440,000 principal amount Convertible Debentures (the “Convertible Debentures”) and common stock purchase warrants (the “Convertible Debenture Warrants”) to purchase an aggregate of 5,960,000 shares of our common stock to three accredited investors including Mr. Wit our Chief Executive Officer and a Director. The Convertible Debentures bear interest at 12% and are due on June 30, 2011. As part of the transaction Mr. Wit purchased $1,440,000 principal amount of Convertible Debentures, which are convertible into 5,760,000 shares and received 5,760,000 warrants to purchase common stock of the Company. As a result, Mr. Wit is considered to be beneficial owner of approximately 30% of our issued and outstanding and issuable upon conversion shares of common stock. Interest expense incurred and payable to Mr. Wit in connection with the Secured Debenture totaled $-0- for the year ended December 31, 2009.

During the year ended December 31, 2009, the Company issued 405,055 shares of common stock to our Chairman and Chief Technology Officer Randall G. Smith. The shares were valued at prices ranging from $0.19 to $0.30 per share based on the closing share price of our common stock on the OTC Bulletin Board on the date of each payroll. The shares of common stock were issued in lieu of salary for the year ended December 31, 2009 for salary totaling $109,182.

For the year ended December 31, 2009 we have incurred $867,712 in interest expense payable to related parties, and we incurred $216,810 in interest expense for the year ended December 31, 2008.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee’s Philosophy on Executive Compensation

OmniComm Systems’ business vision is built around our desire to hire and retain the most talented executives and employees in the EDC industry. We believe this will help ensure that we achieve our operating goals of 1) achieving significant market share, 2) that we are viewed as a great company to work for, and 3) that our clients believe that we are a great company to buy products and services from. We believe this philosophy best allows us to align employee incentives with stockholder value creation.

We strive to exceed our customers’ expectations through exceptional service experiences at every point of contact and through products and services that deliver what clients care about most. To achieve this vision, we try to continually align our business processes with what clients care about most. In order to achieve these goals we must attract, retain and properly motivate exceptional executives.

OmniComm Systems’ Executive Compensation package is designed to deliver a full featured compensation package. These compensation packages are delivered in an entrepreneurial environment that fosters on-going learning and affords the executive an ability to develop their skills in a fun, highly-motivated work environment. For the Company and stockholders, our compensation philosophy and plan seeks to maximize the return from the compensation investment. For the executive, our plan is intended to represent a fair and competitive compensation package with the objective of achieving a meaningful work experience that includes personal fulfillment, wealth accumulation, competitive pay and job security. These, in turn, provide an optimal scenario for the Company’s executives, business partners and customers.

Within this context, the three major objectives for our executive compensation program are:

•	Alignment: Link executive compensation rewards with increases in stockholders value and ultimately align stockholders and executive interests by achieving meaningful executive stock ownership levels.

•	Motivation: Motivate executives to be accountable for and accomplish the strategic and financial objectives approved by the Board of Directors.

•

Attraction and Retention: Attract and retain senior executives with experience in managing high-growth firms with an entrepreneurial spirit. We have built our management team around executives with pharmaceutical, health science, software and high-technology backgrounds. It is our belief that this approach will allow us to preserve and increase stockholders value by strengthening the core EDC service and product metrics which ultimately drive stockholders value.

The Role of the Compensation Committee in Determining Executive Compensation

Compensation for the Named Executive Officers is determined under programs adopted by the Compensation Committee and approved by the Board of Directors.

The Compensation Committee establishes the executive compensation philosophy, policy, elements and strategy and reviews proposed executive compensation program provisions for Board approval. Specifically, the Compensation Committee:

•	approves executive officer salary increases, except for the Chief Executive Officer (“CEO”) which are recommended by the Compensation Committee and approved by the Board of Directors;

•	approves participation in our equity compensation plan (“Plan”);

•	assesses the Company’s performance results, as well as individual performance results for the CEO and other Named Executive Officers, when applicable, in determining awards under the Plan; and

•	oversees employee and executive benefit plans and perquisites.

In addition, the Compensation Committee recommends to the Board of Directors for approval (1) the annual targets for the Plan; (2) the annual Plan award for the CEO and CTO; (3) individual annual stock option and restricted stock awards to executives and other employees; (4) 401(k) plan changes; (5) executive benefits and perquisites; and (6) approves executive employment and severance agreements recommended by the Company’s Executive Management.

Policy on Executive Compensation

Each executive officer’s compensation opportunity is designed to be competitive with that offered by EDC companies with operations in the Company’s marketplace (the “Peer Group,” as described below). The Company’s Peer Group is relatively small since only three other EDC firms are currently publicly-held. In addition, the Company operates in a geographic area that has experienced inflation and cost-of-living increases that exceed those measured for the U.S. market as a whole. In analyzing its wage, incentive and perquisite practices the Company considers three groups of companies its Peer Group. The first is other publicly-held EDC firms, second, are firms that provide services and products to the pharmaceutical, biotechnology and medical device industries, and, third are small, high-technology firms located in the South Florida area.

Because the Company operates in a market where there is strong demand for talented executives, the Compensation Committee believes that staying competitive with the Peer Group is essential to attracting and retaining highly qualified executive officers. Generally, this means that base salary, annual incentive targets which historically have been targeted to either annual sales or annual cash flows from operations and stock plan grant values are established around the calculated median of the Peer Group with some adjustments made for the Company’s relative asset size. Individual opportunities may be above or below this general target level at times for a variety of reasons, including individual and corporate performance, recruiting or retention requirements or internal equity concerns. The other elements of the rewards portfolio are also designed to be comparable to the benefits provided to executives within the life sciences and software industries.

To-date the Company has not used short-term, incentive-based compensation. When financial performance makes the use of short-term incentives appropriate we believe the performance of the individual and the Company should determine whether total compensation received by any executive officer reaches the median level observed in the Peer Group. For long-term incentives, the Compensation Committee generally awards stock options and has begun analyzing the future use of restricted common stock. Stock option awards generally vest in one-third annual increments after the grant date. It is the Compensation Committee’s policy to provide grant levels that approximate the median of executive position grant levels within the Peer Group. Actual annual grants may vary from this policy based on the performance of the Company and/or the individual. Benefits for executives are intended to reflect OmniComm Systems’ overall approach to its broad employee population, as well as generally competitive executive practice and to assist in the attraction and retention of talented executives to careers at OmniComm Systems. Health care coverage for executives is the same as for all employees. At present, the Company does not provide any unique executive benefits or perquisites to its key employees.

The Peer Group

The Compensation Committee uses a Peer Group comprised of peer EDC service providers and providers of technology services to the Life Sciences industries to compare the primary elements of the Company’s executive compensation and benefit programs. The Compensation Committee periodically reviews the Peer Group with management and makes changes as appropriate to better reflect companies of similar size and business characteristics or who have a significant presence in the Company’s marketplace. The 2009 Peer Group includes three pure EDC provide. In addition to the Peer Group comparisons, the Compensation Committee reviews compensation survey data within the South Florida business market and considers general corporate practices and trends where appropriate in making compensation decisions. The 2009 Peer Group consists of:

Medidata Solutions PhaseForward DATATRAK International

Guiding Principles

The Compensation Committee’s executive compensation philosophy is implemented through compensation programs based upon the following Guiding Principles:

•

Pay Prominence: The Compensation Committee will manage pay to help communicate desired results, influence management to make decisions to produce those results and reward management for achievement of those results. The following key elements are ways the Compensation Committee keeps pay prominent:

•

Emphasis on Motivation: Pay will be used to motivate management to focus on key financial and strategic goals by providing above competitive pay rewards for outstanding annual and long-term performance and below competitive pay when performance is less than expected.

•

Performance Management: Performance assessment criteria for each executive will be clearly communicated each year and will be consistent with areas of performance related to achieving the Company’s short and long-term objectives.

•	Controllability: Financial performance measures that management has the ability to impact and influence will be used in administering the Plan.

•

Explicitness: Compensation opportunities and the performance expectations to earn these opportunities will be explicitly communicated. Goals and payout schedules will be established in advance for all incentive plans.

•	Differentiation: Pay will be managed to ensure material differences occur for significantly different levels of performance achievement.

•

Comparative Framework: The Compensation Committee compares the Company’s executive compensation levels with data sources that reflect its business (software development) in its markets and account for the size of operations (e.g., total revenues and assets). Such data sources include software industry specific compensation surveys and an analysis of pay levels provided to comparable executives within the Peer Group.

•

Pay Positioning: The targeted total direct compensation (salary, annual incentive (if applicable) and long-term incentives) and benefits package, including perquisites, for executives should be positioned to be competitive with the assessed median compensation levels of the Peer Group, taking into account the relative responsibilities of the executive officers involved, when targeted performance is achieved. Actual total direct compensation in any given year may be above or below the target level based on corporate and individual performance.

The basic components of the Company’s executive compensation package and the policy for each component are described below:

Base Salary

In general, OmniComm Systems targets base salaries at the median competitive levels relative to comparable positions in the Peer Group, taking into account the comparative responsibilities of the executive officers involved and the relative size of the Peer Group members. Where the responsibilities of executive positions at OmniComm Systems are different from those typically found among other software or EDC companies or where executives are new to their responsibilities or play a particularly critical role at OmniComm Systems, base salaries may be targeted above or below median competitive levels. During 2009, the board did not establish performance goal targets since it was not anticipated that performance based pay would be made to any of the Company’s Executive Officers. During 2010, the Company has established a performance pay goal for the Company’s COO that is targeted against cash flows from operations. That target has been established on a contractual basis at 5% of cash flows from operations or EBITDA. None of the other Executive Officers are expected to receive performance-based pay during 2010. In determining salaries, the Compensation Committee also takes into account individual leadership and vision, experience and performance, as well as internal equity relative to other positions within the Company and specific issues particular to OmniComm Systems and the position involved. Historically, the Company has attempted to maintain pay equity for its employees, including the CEO and Named Executives, by providing cost-of-living increases that are based on standard cost- of-living information for the South Florida area.

Annual Incentive Pay

As discussed, to-date, the Company has not utilized Annual Incentive Pay, other than in connection with sales commissions paid to certain sales executives. The CEO, CTO, COO and CFO each have annual incentive pay and performance awards contained as part of their individual employment agreements, but Company performance has precluded the award of any incentives. The Compensation Committee contemplates that the administration of the Company’s Annual Incentive Pay program will entail the annual determination of awards for the Named Executive Officers by reference to pre-assigned target percent of salary for each executive position, which will represent the Compensation Committee’s view of bonus opportunity for total cash compensation that approximates the median level of the Peer Group. Actual amounts will likely vary from this target based on performance results of OmniComm Systems and the individual. To-date, the Company has not awarded bonuses to any Named Executives.

Long-Term Incentives

Long-term incentives are provided through OmniComm Systems’ equity incentive plans. The Company’s long-term incentives are primarily managed through the 2009 Equity Incentive Plan of OmniComm Systems, Inc. (“Plan”) was approved which was approved at the Company’s Annual Meeting of Shareholders. The Plan authorizes the award of both restricted stock and stock options to executives and other employees, as determined by the Compensation Committee. The Company has historically provided long-term compensation opportunities for senior executives in the form of an annually determined grant of stock options, which vest ratably in one-third increments each year beginning with the year of grant. With accounting changes which effectively discourage the use of stock options, the Compensation Committee has begun the process of evaluating the use of grants of restricted stock, the restrictions on which lapse in annual one-third increments after grant or earlier if the employee dies, is permanently and totally disabled, or has his or her employment terminated under certain conditions. In general, both stock options and restricted stock are forfeited if the executive voluntarily terminates employment prior to vesting. Throughout the vesting period, holders of restricted stock have the right to vote their restricted shares and to receive dividends if and when paid.

The Compensation Committee develops annual guidelines, based on salary level and market data, for determining the size of the long-term equity incentive awards to executive officers. In determining the composition of the long-term incentive equity awards, the Compensation Committee considers the costs to the Company of each type of award and the incentive provided to the executive officer. During 2009 the board did not establish performance goal targets since it was not anticipated that performance based pay would be made to any of the Company’s Executive Officers. During 2010, the Company has established a performance pay goal for the Company’s COO that is targeted against cash flows from operations. None of the other Executive Officers are expected to receive performance based pay during 2010. The actual number of stock options and shares of restricted stock granted to any individual executive officer may be above or below the guideline level for the executive position based on an assessment of the historical and expected future contribution and performance of the executive as determined by the CEO and recommended by the Compensation Committee for approval by the Board of Directors.

Stock options and restricted stock are typically granted on a pre-established meeting date of the Board of Directors each year, the exceptions being for new hires and promotions. All stock option and restricted stock grants are approved by the Board of Directors and are effective on the date the Board of Directors approves the award. OmniComm Systems has no intention, plan or practice to select stock option or restricted stock grant dates for executives in coordination with the release of material, non-public information or to time the release of such information because of option grant dates.

OmniComm Systems expenses stock option and restricted stock pro rata over the stock options vesting period and reports such expensing in accordance with FAS 123R (codified within Accounting Standards Codification “ASC” 718 – Compensation – Stock Compensation). Upon exercise of a non-qualified stock option, the executive realizes ordinary income on the difference between the stock price on the date of exercise and the exercise price and the Company realizes a commensurate tax-deductible expense. Upon vesting of restricted stock, the executive realizes ordinary income equal to the value of the restricted stock on the date of vesting and the Company realizes a commensurate tax-deductible expense. Under the direction of the Compensation Committee, OmniComm Systems staff is responsible for communicating and distributing the documentation associated with the awarding of stock options and restricted stock to participants.

Employee Benefits

Executive officers are eligible to participate in each OmniComm Systems benefit program which is available for all employees. The specific benefits provided and the levels of the benefits are determined periodically to be competitive within the software industry and significant employers within the Company’s geographic employment areas. The Company’s employee programs include:

•

Medical, Dental & Vision Insurance is provided to each executive officer and includes health insurance from either Preferred Provider Organizations (PPO) or Point of Service (POS) insurance providers. Dental and Vision insurance are company sponsored but paid for solely by each executive officer as well as all other Company employees.

•

401(k) Plan provides for contributions of gross earnings subject to a federal maximum of annual contributions which is indexed over time, as well as up to $5,000 “catch up” contribution if over age 50. Executive participation is limited by various federal non-discrimination measures. There are no employer matches for employee contributions.

•	Long Term Disability Program provides a defined percentage of salary during the illness/disability period.

CEO Compensation

Mr. Wit’s base salary was determined and approved by the Board after review and recommendation by the Compensation Committee. The Compensation Committee developed its recommendation after a review of Peer Group chief executive officer compensation and trends in CEO salary increases as provided by software industry salary planning surveys. Accordingly, Mr. Wit received an increase in base pay for fiscal 2010 that was tied to the cost-of-living index for the South Florida area for December 2009. It is not expected that Mr. Wit will be paid performance based pay during fiscal 2010. The Compensation Committee will evaluate the Company’s rate of sales growth, cash flow from operations, relative market share in comparison to the industry in general and the Peer Group in particular in determining whether a base pay increase or performance based pay will be included in Mr.

Wit’s 2011 compensation package.

Compensation for Named Executives

The Company generally uses similar criteria in evaluating the base pay and performance based pay components of each Executive Officer’s compensation as it does for its CEO. The Named Executives each received an increase in base pay for fiscal 2010 that was tied to the cost-of-living index for the South Florida area for December 2009. It is not expected that performance based pay will be paid during fiscal 2010 for any of the Named Executives. In addition, qualitative factors such as the Company’s degree of success in developing and deploying software functionality enhancements and improvements, compliance with industry and governmental regulatory standards and the effectiveness of its marketing and advertising programs are considered when evaluating the compensation of the Company’s Named Executives. Historically the Company has evaluated the performance of its CTO, COO and CFO based on the Company’s ability to penetrate its intended market as evidenced by total sales volumes, by the number and quantity of contracts entered into and by overall performance as evidenced by cash flows from operations.

Deductibility of Executive Compensation

The Compensation Committee has reviewed the qualifying compensation regulations issued by the Internal Revenue Service under Section 162(m) of the Code, which provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to the chief executive officer or any of the other four highest paid officers of the corporation to the extent that the remuneration paid to the employee exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Compensation pursuant to certain stock option plans and other performance-based compensation may be excluded from the $1.0 million limit. During 2009, the Company believes that compensation to covered employees did not exceed the $1.0 million limit. While in general the Compensation Committee attempts to design its compensatory arrangements to preserve the deductibility of executive compensation, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

It is the Company’s position that stock options awarded under certain of its stock option plans, including the Plan will not count toward the Section 162(m) limit.

THE COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with OmniComm Systems’ management. Based on this review and discussion, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in OmniComm Systems’ Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Guus van Kesteren, Chairman

/s/ Matthew D. Veatch

/s/ Fernando Montero

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was during the last completed fiscal year an officer or employee of OmniComm Systems or any of its subsidiaries or formerly an officer of OmniComm Systems or any of its subsidiaries. None of such Directors had any business or financial relationships with OmniComm Systems requiring disclosure in this Proxy Statement.

EXECUTIVE COMPENSATION

SUMMARY ANNUAL COMPENSATION TABLE

The following table sets forth information relating to all compensation awarded to, earned by or paid by us during the fiscal years ended December 31, 2009 and December 31, 2008 to: (a) our chief (principal) executive officer; (b) each of our executive officers who was awarded, earned or we paid more than $100,000; and (c) up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2009 (“Named Executive Officers”). The value attributable to any option awards is computed in accordance with FAS 123R.

SUMMARY COMPENSATION TABLE
NAME AND PRINCIPAL POSITION (A)	YEAR (B)	SALARY ($) (C)	BONUS ($) (D)	STOCK AWARDS ($) (E)	OPTION AWARDS ($) (F) (1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (G)	NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (H)	ALL OTHER COMPENSATION ($) (I)	TOTAL ($) (J)
Cornelis F. Wit, President, CEO and Director	2009	300,000	0		37,350	0	0	0	330,750
	2008	296,429	0	0	283,500	0	0	0	579,929

Randall G. Smith, Chairman and CTO	2009	260,000	0		37,350	0	0	0	290,750
	2008	258,969	0	0	255,150	0	0	0	514,119

Ronald T. Linares, Chief Financial and Accounting Officer	2009	205,279	0		46,453	0	0	0	236,029
	2008	198,808	0	0	113,400	0	0	0	312,208

Stephen E. Johnson, Chief Operating Officer (2)	2009	288,280	0	0	22,550	0	0	0	326,030
	2006	265,588	0	0	113,400	0	0	0	378,988

(1)	Reflects the aggregate grant date fair value in accordance with FASB ASC Topic 718. Amounts for 2008 have been recomputed under the same methodology in accordance with the SEC rules. See note 1 to our consolidated financial statements included in the 2009 annual report on Form 10-K for more information about our accounting for stock-based compensation arrangements, including the assumptions made in valuing such option awards.

(2)	Mr. Johnson was appointed our Chief Operating Officer on April 1, 2008.

Salaries are administered to achieve a 50th percentile market rate, but vary by individual based on performance and other considerations. Bonus and Annual Incentive compensation cash payments also vary based on corporate, organizational unit and individual performance. OmniComm Systems did not award Annual Incentive awards cash payments at the end of fiscal 2008. Approximately five employees of the Company and its subsidiaries are eligible for Annual Incentive awards based upon the achievement of corporate and individual goals established at the beginning of the year. Corporate goals are established by the Compensation Committee and the Board of Directors; individual goals are proposed by the CEO and the CTO, and recommended and approved by the Compensation Committee and, with respect to the CEO, approved by the Board of Directors.

For 2009, OmniComm Systems awarded stock options to four executive officers. Guidelines for determining the awards to Named Executive Officers were derived from long-term incentive target amounts established annually. Actual stock option grants in 2009 varied from the guideline number of shares to individual executives based on the executive’s contributions to the performance of the Company in 2009 and expected contributions in the future, as determined by the CEO and Board of Directors. Stock options were granted with an exercise price equal to the closing market value of OmniComm Systems’ stock on the date the grant was approved by the Board of Directors.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2009:

OPTION AWARDS						STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)
Cornelis F. Wit,

President, CEO and Director	175,000	0	0	$0.25	12/21/2010	0	0	0	0
	75,000	0	0	$0.25	6/21/2010	0	0	0	0
	175,000	0	0	$0.25	12/31/2010	0	0	0	0
	175,000	0	0	$0.25	12/21/2012	0	0	0	0
	200,000	0	0	$0.28	2/1/2013	0	0	0	0
	200,000	0	0	$0.28	2/1/2013	0	0	0	0
	200,000	0	0	$0.28	2/1/2013	0	0	0	0
	75,000	0	0	$0.61	4/24/2014	0	0	0	0
	75,000	0	0	$0.43	3/6/2013	0	0	0	0
	75,000	0	0	$0.61	4/1//2013	0	0	0	0
	225,000	0	0	$0.56	3/6/2013	0	0	0	0
	225,000	0	0	$0.56	3/6/2013	0	0	0	0
	0	225,000	0	$0.56	3/6/2013	0	0	0	0
	250,000	0	0	$0.20	12/31/14	0	0	0	0

Randall G. Smith,	75,000	0	0	$0.25	6/21/2010	0	0	0	0
Chairman and Chief Technology Officer	150,000	0	0	$0.25	12/31/2010	0	0	0	0
	5,000	0	0	$0.45	3/1/2011	0	0	0	0
	150,000	0	0	$0.25	12/21/2012	0	0	0	0
	175,000	0	0	$0.28	2/1/2013	0	0	0	0
	175,000	0	0	$0.28	2/1/2013	0	0	0	0
	175,000	0	0	$0.28	2/1/2013	0	0	0	0
	75,000	0	0	$0.61	4/24/2014	0	0	0	0
	75,000	0	0	$0.43	3/6/2013	0	0	0	0

	75,000	0	0	$0.61	4/1//2013	0	0	0	0
	200,000	0	0	$0.56	3/6/2013	0	0	0	0
	200,000	0	0	$0.56	3/6/2013	0	0	0	0
	0	200,000	0	$0.56	3/6/2013	0	0	0	0
	250,000	0	0	$0.20	12/31/14	0	0	0	0

Ronald T. Linares,	75,000	0	0	$0.25	12/31/2010	0	0	0	0
Chief Financial and Accounting Officer	5,000	0	0	$0.45	3/1/2011	0	0	0	0
	75,000	0	0	$0.25	12/21/2012	0	0	0	0
	50,000	0	0	$0.49	12/31/2013	0	0	0	0
	23,333	0	0	$0.38	12/23/2014	0	0	0	0
	23,333	0	0	$0.38	12/23/2014	0	0	0	0
	23,334	0	0	$0.38	12/23/2014	0	0	0	0
	103,000	0	0	$0.64	12/29/2012	0	0	0	0
	100,000		0	$0.56	3/6/2013	0	0	0	0
	100,0000	0	0	$0.56	3/6/2013	0	0	0	0
	0	100,000	0	$0.56	3/6/2013	0	0	0	0
	250,000	0	0	$0.20	12/31/14	0	0	0	0

Stephen E. Johnson	50,000		0	$0.49	12/31/2013	0	0	0	0
Chief Operating Officer	450,000	0	0	$0.50	9/4/2015	0	0	0	0
	50,000	0	0	$0.64	12/29/2012	0	0	0	0

	0	100,000	0	$0.56	3/6/2013	0	0	0	0
	0	100,000	0	$0.56	3/6/2013	0	0	0	0
	0	100,000	0	$0.56	3/6/2013	0	0	0	0
	0	100,000	0	$0.20	10/21/14	0	0	0	0
	0	100,000	0	$0.20	10/21/14	0	0	0	0
	50,000			$0.20	12/31/14	0	0	0	0

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Cornelis F. Wit	-0-	$-0-	-0-	$-0-
Randall G. Smith	-0-	$-0-	-0-	$-0-
Ronald T. Linares	-0-	$-0-	-0-	$-0-
Stephen E. Johnson	-0-	$-0-	-0-	$-0-

Employment Contracts and Other Arrangements

This section discusses the employment contracts and transition or other severance agreements for the Chief Executive Officer and the other Named Executive Officers.

Cornelis F. Wit, President and Chief Executive Officer and Director

In December 2009, we renewed an employment agreement with Mr. Cornelis F. Wit to serve as our Chief Executive Officer and President through December 31, 2010. As part of the renewal the employment agreement will renew for successive one-year terms unless the employment agreement is expressly cancelled by either Mr. Wit or the Company ninety days prior to the end of the term. Mr. Wit receives an annual salary of $306,000 payable in cash and/or stock plus a bonus tied to our operating results. As part of the agreement incentive options are awardable under the agreement based upon sales and cash flow objectives. In the event that we consummate a transaction with a third party resulting in the sale, merger, consolidation, reorganization or other business combination involving all or a majority of our business, assets or stock, whether effected in one transaction or a series of transactions due to the initiative of Mr. Wit (whether or not during the term of the agreement), Mr. Wit will receive a fee equal to 2% of the aggregate consideration. The agreement also provides, among other things, for participation in employee benefits available to employees and executives. Under the terms of the agreement, we may terminate Mr. Wit’s employment upon 30 days notice of a material breach and Mr. Wit may terminate the agreement under the same terms and conditions. The employment agreement contains customary non-disclosure provisions, as well as a one year non-compete clause if Mr. Wit leaves the company voluntarily or a six month non-compete clause following his termination by us.

Randall G. Smith, Chairman, Director and Chief Technology Officer

In December 2009, we renewed our employment agreement with Mr. Randall Smith to serve as our Chief Technology Officer through December 31, 2010. As part of the renewal the employment agreement will renew for successive one-year terms unless the employment agreement is expressly cancelled by either Mr. Smith or the Company ninety days prior to the end of the term. Under the terms of the agreement, as compensation for his services, Mr. Smith receives an annual salary of $270,300 to be paid in the form of cash and/or stock, as agreed upon by the parties, and he is eligible to receive a bonus based upon achieving technology related milestones. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives. Under the terms of the agreement, we may terminate the employment of Mr. Smith upon 30 days notice of a material breach and Mr. Smith may terminate the agreement under the same terms and conditions. If Mr. Smith is terminated by us for any reason other than for cause, we must pay him severance benefits equal to six months salary. The employment agreement contains customary non-disclosure provisions, as well as a one year non-competition restriction following the termination of the agreement. The agreement renews automatically for one-year terms unless expressly cancelled by either Mr. Smith or the Company in writing ninety (90) days prior to termination of the term.

Stephen E. Johnson, Chief Operating Officer

In September 2009, we renewed our employment agreement with Mr. Stephen Johnson to serve as our Executive Vice President for Sales and Marketing and Chief Operating Officer through December 31, 2010. As part of the renewal the employment agreement will renew for successive one-year terms unless the employment agreement is expressly cancelled by either Mr. Johnson or the Company ninety days prior to the end of the term. Under the terms of this agreement, Mr. Johnson receives an annual salary of $290,700 subject to annual adjustment for cost of living increases. Mr. Johnson is eligible for a bonus, payable on an annual basis, equal to 5% of the Company’s earnings before interest, taxes, depreciation and amortization (EBITDA). The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives. Under the terms of the agreement, we may terminate the employment of Mr. Johnson upon 30 days notice of a material breach and Mr. Johnson may terminate the agreement under the same terms and conditions. If Mr. Johnson is terminated by us for any reason other than for cause, we must pay him severance benefits equal to three months salary for every year of service up to a maximum of twelve months salary. The employment agreement contains customary non-disclosure provisions as well as a one year non-compete clause if Mr. Johnson leaves the company voluntarily or a six month non-compete clause following his termination by us.

Ronald T. Linares, Chief Financial Office

In December 2009, we renewed our employment agreement with Mr. Ronald Linares to serve as our Chief Financial Officer through December 31, 2010. As part of the renewal the employment agreement will renew for successive one-year terms unless the employment agreement is expressly cancelled by either Mr. Linares or the Company ninety days prior to the end of the term. Under the terms of this agreement, Mr. Linares receives an annual salary of $245,000 to be paid in the form of cash and/or stock, as agreed upon by the parties, and he is eligible to receive additional incentive compensation based upon achieving financial milestones. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives. Under the terms of the agreement, we may terminate the employment of Mr. Linares upon 30 days notice of a material breach and Mr. Linares may terminate the agreement under the same terms and conditions. If Mr. Linares is terminated by us for any reason other than for cause, we must pay him severance benefits equal to twelve months salary. The employment agreement contains customary non-disclosure provisions, as well as a one year non-competition restriction following the termination of the agreement. The agreement renews automatically for one-year terms unless expressly cancelled by either Mr. Linares or the Company in writing ninety (90) days prior to termination of the term.

Director Compensation

The following table sets forth compensation information on each of the Directors of OmniComm Systems for their services as members of our Board of Directors for the fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Guus van Kesteren	$-0-	$-0-	$-0-	$-0-	$-0-	-0-
Matthew D. Veatch	-0-	-0-	-0-	-0-	-0-	-0-
Cornelis F. Wit	-0-	-0-	-0-	-0-	-0-	-0-
Randall G. Smith	-0-	-0-	-0-	-0-	-0-	-0-
Fernando Montero	-0-	-0-	-0-	-0-	-0-	-0-

(1)

We do not pay fees to directors for their attendance at meetings of the Board of Directors or committees; however, we may adopt a policy of making such payments in the future. Except as described in the following paragraph, we have not established standard compensation arrangements for our directors and the compensation payable, if any, to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

Each new non-employee Director elected to the Board of Directors receives an initial grant of stock options on the day following the Director’s date of election or appointment. The vesting on these options occurs in one-third increments on OmniComm Systems’ annual meeting date each year thereafter. Generally, each year following OmniComm Systems’ annual meeting of stockholders, non-employee Directors receive a grant of stock options. The vesting of the stock options or stock grants occurs one year after the grant date.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under equity compensation plans, including individual compensation arrangements, under our 2009 Equity Incentive Plan and 1998 Stock Incentive Plan as of December 31, 2009.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation plans approved by stockholders
2009 Equity Incentive Plan	2,845,000	$0.22	4,655,000
1998 Stock Incentive Plan	9,391,500	$0.30	-0-
Equity compensation plans not approved by stockholders	None	n/a	None

Total	12,236,500	$0.23	4,655,000

(1)	Each new non-employee Director elected to the Board of Directors receives an initial grant of stock options on the day following the Director’s date of election or appointment. The vesting on these options occurs in one-third increments on OmniComm Systems’ annual meeting date each year thereafter. Each year following OmniComm Systems’ annual meeting of stockholders, non-employee Directors receive a grant of stock options. The vesting of the stock options or stock grants occurs one year after the grant date.

(2)	The 1998 Stock Incentive Plan expired on January 1, 2008.

1998 Stock Incentive Plan

In 1998, the Company’s Board of Directors and stockholders approved the 1998 Stock Incentive Plan of OmniComm Systems, Inc. (the “1998 Plan”). The 1998 Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards and Performance Share Units. Pursuant to the 1998 Plan, the Company may grant options to purchase up to 12,500,000 shares of the Company’s common stock. The 1998 Plan expired as of December 31, 2008. As of December 31, 2009 there were 9,216,500 outstanding options that had been granted under the 1998 Plan.

2009 Equity Incentive Plan

In 2009, the Company’s Board of Directors and stockholders approved the 2009 Equity Incentive Plan of OmniComm Systems, Inc. (the “2009 Plan”). The 2009 Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards and Performance Share Units. Pursuant to the 2009 Plan, the Company may grant options to purchase up to 7,500,000 shares of the Company’s common stock. The term of each option may not exceed ten years from the date of grant, and options vest in accordance with a vesting schedule established by the Plan administrator. As of December 31, 2009, substantially all of the Company’s employees were participating in the 2009 Plan.

The maximum term for any option grant under the 2009 Plan is ten years from the date of the grant; however, options granted under the 2009 Plan will generally expire five years from the date of grant for most employees, officers and directors of the company. Options granted to employees generally vest either upon grant or in two installments with the first installment vesting 50% upon completion of one full year from date of grant and on an annual basis over the next year of the employee’s employment. The vesting period typically begins on the date of hire for new employees and on the date of grant for existing employees.

At December 31, 2009, there were 4,655,000 shares available for grant as options or other forms of share-based compensation under the 2009 Plan.

Description of the Plan

The purpose of the 2009 Plan is to provide a means through which we can attract able persons to enter and remain in our employ, and to provide a means whereby those key persons upon whom the responsibilities of our successful administration and management rest, and whose present and potential contributions to our welfare are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to our welfare and promoting an identity of interest between stockholders and these key persons.

A further purpose of the 2009 Plan is to provide such key persons with additional incentive and reward opportunities designed to enhance our profitable growth. So that the appropriate incentive can be provided, the 2009 Plan provides for granting incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, phantom stock unit awards and performance share units, or any combination of the foregoing.

We believe that the 2009 Plan encourages the participants to contribute materially to our growth and will align the economic interests of the participants with those of our stockholders.

General

We have reserved 7,500,000 shares of our common stock for issuance upon the exercise of options granted under the 2009 Plan. These shares may be authorized but unissued shares of our common stock or may be shares that we have reacquired, including shares we may purchase on the open market. If any options or stock appreciation rights granted under the 2009 Plan expire or are terminated for any reason without being exercised or restricted shares or performance shares are forfeited, the shares of common stock underlying that award will again be available for grant under the 2009 Plan.

Administration of the 2009 Plan

The Compensation Committee of our Board of Directors administers and interprets the 2009 Plan. The Compensation Committee has the sole authority to designate participants, grant awards and determine the terms of all grants, subject to the terms of the 2009 Plan. The Compensation Committee has the full authority to interpret the 2009 Plan and to make rules, regulations, agreements and instruments for implementing the 2009 Plan.

Eligibility

Grants may be made to any of our employees and to any non-employee member of the Board of Directors. Key advisors who perform services for us or any of our subsidiaries are eligible if they render bona fide services, not as part of the offer or sale of securities in a capital-raising transaction.

Options

Incentive stock options may be granted to employees, Directors and key advisors. Non-qualified stock options may be granted to employees, key advisors and non-employee Directors. The exercise price of common stock underlying an option is determined by the Compensation Committee at the time the option is granted, and may be equal to, greater than, or less than the fair market value of such stock on the date the option is granted; provided, that the exercise price of an incentive stock option must be equal to or greater than the fair market value of a share of common stock on the date the incentive stock option is granted, and the exercise price of an incentive stock option granted to an employee who owns more than 10% of our common stock, or who is an officer or Director, cannot be less than 110% of the fair market value. Unless the applicable option agreement provides otherwise, a participant can exercise an option award after the option has fully vested, by paying the applicable exercise price in cash, or, with the approval of the Compensation Committee, by delivering shares of common stock owned by the grantee and having a fair market value on the date of exercise equal to the exercise price of the grants, or by such other method as the Compensation Committee approves, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.

Options vest according to the terms and conditions determined by the Compensation Committee and specified in the grant instrument. The Compensation Committee determines the term of each option up to a maximum of 10 years from the date of grant except that the term of an incentive stock option granted to an employee who owns more than 10% of our common stock, or who is an officer or Director, may not exceed five years from the date of grant. The Compensation Committee may accelerate the exercisability of any or all outstanding options at any time for any reason.

Restricted Stock

The Compensation Committee determines the number of restricted shares granted to a participant, subject to the maximum plan limit described above. Grants of restricted shares will be conditioned on such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Compensation Committee may determine in its sole discretion. The restrictions will remain in force during a restriction period set by the Compensation Committee. If the grantee is no longer employed by us during the restriction period or if any other conditions are not met, the restricted shares grant will terminate as to all shares covered by the grant for which the restrictions are still applicable and those shares must be immediately returned to us.

Stock Appreciation Rights

The Compensation Committee can grant stock appreciation rights (SARs) to any participant, subject to the maximum plan limit described above. At any time, the Compensation Committee may grant an SAR award, either separately or in connection with any option; provided that, if an SAR is granted in connection with an incentive stock option, it must be granted at the same time that as underlying option is granted. The Compensation Committee will determine the base amount of the SAR at the time that it is granted and will establish any applicable vesting provisions, transfer restrictions or other restrictions as it may determine is appropriate in its sole discretion. When a participant exercises an SAR, he or she will receive the amount by which the value of the stock has appreciated since the SAR was granted, which may be payable to the participant in cash, shares, or a combination of cash and shares, as determined by the Compensation Committee.

Performance Share Awards

The Compensation Committee can grant performance share awards to any employee or key advisor. A performance share award represents the right to receive an amount based on the value of our common stock, but may be payable only if certain performance goals that are established by the Compensation Committee are met. If the Compensation Committee determines that the applicable performance goals have been met, a performance share award will be payable to the participant in cash, shares or a combination of cash and shares, as determined by the Compensation Committee.

Amendment and Termination of the 2009 Plan

Our Board of Directors can at any time terminate the 2009 Plan. With the express written consent of an individual participant, the Board may cancel or reduce or otherwise alter the outstanding awards thereunder if, in its judgment, the tax, accounting, or other effects of the 2009 Plan or potential payouts thereunder would not be in our best interest. The Board may, at any time or from time to time, amend or suspend and, if suspended, reinstate, the 2009 Plan in whole or in part, provided, however, that without further stockholder approval the Board shall not:

•	increase the maximum number of shares of our common stock which may be issued on exercise of awards under the 2009 Plan;

•	change the maximum option price;

•	extend the maximum option term;

•	extend the termination date of the 2009 Plan; or

•	change the class of persons eligible to receive awards under the Plan.

Adjustment Provisions

In the event that certain reorganizations of our company or similar transactions or events occur, the maximum number of shares of stock available for grant, the maximum number of shares that any participant in the 2009 Plan may be granted, the number of shares covered by outstanding grants, the kind of shares issued under the 2009 Plan and the price per share or the applicable market value of such grants shall be adjusted by the committee to reflect changes to our common stock as a result of such occurrence to prevent the dilution or enlargement of rights of any individual under the 2009 Plan.

Change of Control and Reorganization

Upon a change of control, as defined in the 2009 Plan, the Compensation Committee may:

•	determine that the outstanding grants, whether in the form of options and stock appreciation rights, shall immediately vest and become exercisable;

•	determine that the restrictions and conditions on all outstanding restricted stock or performance share awards shall immediately lapse;

•

require that grantees surrender their outstanding options and stock appreciation rights in exchange for payment by us, in cash or common stock, in an amount equal to the amount by which the then fair market value of the shares of our common stock subject to the grantee's unexercised options or stock appreciation rights exceeds the exercise price of those options; and/or

•	after giving grantees an opportunity to exercise their outstanding options and stock appreciation rights, terminate any or all unexercised options and stock appreciation rights.

Upon a reorganization, as defined in the 2009 Plan, where we are not the surviving entity or where we survive only as a subsidiary of another entity, unless the Compensation Committee determines otherwise, all outstanding option or SAR grants shall be assumed by or replaced with comparable options or rights by the surviving corporation. In addition, the Compensation Committee may require that grantees surrender their outstanding options in exchange for payment by us, in cash or common stock, at an amount equal to the amount by which the then fair market value of the shares of common stock subject to the grantee's unexercised options exceeds the exercise price of those options and/or after accelerating all vesting and giving grantees an opportunity to exercise their outstanding options or SARs, terminate any or all unexercised options and SARs.

Tax Aspects

The following discussion applies to the Plan and is based on federal income tax laws and regulations in effect. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of applicable state, local or foreign tax laws. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code. An employee granted an Incentive Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of common stock received upon exercise of the Incentive Option over the Plan Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Option) without complying with both of these holding period requirements (“Disqualifying Disposition”), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short- term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the Incentive Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). We are not entitled to a tax deduction upon either exercise of an Incentive Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a Disqualifying Disposition. If the holder of an Incentive Option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the Incentive Option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the Incentive Option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the common stock is issued to the employee upon exercise of the Incentive Option. If an exercise is effected using shares previously acquired through the exercise of an Incentive Option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

With respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

In connection with the issuance of Stock Grants as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is “transferable” or is not subject to a “substantial risk of forfeiture.” A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Stock Grants received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the Stock Grant to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934, the Stock Grant, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture. The recipient would be obligated to include in gross income the fair market value of the Stock Grant received once the conditions to receipt of the Stock Grant are satisfied.

Securities Law Restrictions

The sale of the shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater stockholders, as well as certain other persons or parties who may be deemed to be “affiliates” of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% or greater stockholders may also be subject to the “short swing” profit rule of Section 16(b) of the Securities Exchange Act of 1934.

MATTERS TO BE CONSIDERED AT THE 2010 ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for the Board of Directors

Our Board of Directors currently consists of five members, Randall G. Smith, Cornelis F. Wit, Fernando Montero, Guus van Kesteren and Matthew D. Veatch, who were elected at our 2009 Annual Meeting of Stockholders.

At the 2010 Annual Meeting, five directors will be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. With respect to this Proposal 1, the five nominees receiving the greatest number of votes cast by the holders of our Voting Securities entitled to vote at the 2010 Annual Meeting will be elected directors of OmniComm Systems (assuming a quorum is present). We have no reason to believe that any nominee of the Board will be unable to serve if elected. A vote FOR the nominees includes discretionary authority to vote for a substitute nominee named by the Board if any of the nominees become unable or unwilling to serve.

The following persons have been nominated by the Board for election to the Board of Directors:

Person	Age	Position
Cornelis F. Wit	63	Chief Executive Officer, President and Director
Randall G. Smith	52	Chairman and Chief Technology Officer
Guus van Kesteren (1)(2)	69	Director
Matthew D. Veatch (1) (3)	39	Director
Fernando Montero (1)(2)	63	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Governance and Nominating Committee

Cornelis F. Wit. Mr. Wit has been a member of our Board of Directors since November 1999, and CEO and President since June of 2002. Mr. Wit was our interim CEO from June to July 2000. Mr. Wit was the President of

Corporate Finance at Noesis Capital Corp, Boca Raton, Florida, an NASD member firm, from March 1995 until September 2000. Prior to 1994, Mr. Wit was the CEO for DMV, USA, the American subsidiary for Campina Melkunie, a Dutch multi-billion dollar food and pharmaceutical ingredient company. Mr. Wit served as Vice President International Operations for Duphar, a pharmaceutical company in Holland. Mr. Wit graduated from Nyenrode, a business university in Holland.

Randall G. Smith. Mr. Smith has been an executive officer and member of our Board of Directors since 1997, serving as our President and Chief Technology Officer from May 1997 until August 2000 and thereafter as our Chief Technology Officer. From December 1995 to May 1997, Mr. Smith was Director of Operations for Global Communications Group. Mr. Smith received a B.S. from Purdue University.

Guus van Kesteren. Mr. van Kesteren has been a member of our Board of Directors since November 1999. Since 1996, Mr. van Kesteren has been a consultant to Noesis Capital Corp., a NASD member firm. Prior thereto, he was employed from 1972 until 1996 by Johnson & Johnson in various capacities, holding the position of Vice President International from 1985 until 1996 with responsibility for the Australasian subsidiaries. Mr. van Kesteren graduated from Nyenrode, a business university in Holland.

Matthew D. Veatch. Mr. Veatch has been a member of our Board of Directors since February 2004. From 1999 to 2002 and again in 2003 to the present Mr. Veatch has been employed as a Director for Quintiles Transnational, a global leader in contract product development and commercialization services. Currently Mr. Veatch is the co-founder and Senior Director of the Public Health and Government Services division. From 1992 to 1999 Mr. Veatch was employed at a leading academic medical center as well as CRO and SMO organizations. During 2002 Mr. Veatch was employed as a Director for CB Technologies, an EDC provider to pharmaceutical, medical device and biotechnology companies. Mr. Veatch graduated in the life sciences from the University of Colorado at Boulder and received his MBA in international business from California State University, Dominguez Hills (Los Angeles).

Fernando Montero. Mr. Montero has been a member of our Board of Directors since July 2007. Since 2009, Mr. Montero has been President of Mentor Capital Corporation, an investment management firm involved in listed securities and private equity in the United States and Latin America. Prior to his engagement with Mentor Capital Corporation, Mr. Montero was President of Hanseatic Corporation in New York from 1989 to 1997. Mr. Montero was also Minister of Energy and Mines of Perú from 1982 to 1983 and Deputy Minister of Energy and Mines of Perú from 1980 to 1982. Mr. Montero earned his MBA from the Wharton School of Business at the University of Pennsylvania.

Director Qualifications

Mr. Wit’s experience as our Chief Executive Officer of gives him unique insights into the Company’s challenges, opportunities and operations. Additionally, Mr. Wit brings to the Board his broad entrepreneurial experience, his extensive service on boards of several companies, and his involvement with OmniComm since its inception, which affords him a unique perspective on our growth and evolution.

Mr. Smith’s extensive experience with technology companies makes him particularly well-suited to help the Board address the specific types of challenges commonly faced by technology companies. Mr. Smith also brings to the Board his experience in systems integration which affords him a unique ability to determine how best to design and deploy our products and services in a manner that affords us broad flexibility with complementary eClinical solutions. As our founder Mr. Smith has broad perspective on our growth and evolution.

Mr. van Kesteren brings to the Board his expertise in the pharmaceutical industry, and his intimate knowledge of our Company, its technology and the historical challenges we have faced. Mr. van Kesteren’s experience working for multi-national pharmaceutical companies allows him to guide us in relation to our international expansion.

Mr. Montero brings to the Board his wealth of management experience, as well as his financial and accounting expertise, which he has put to use as the Chairman of our Board’s Audit and Finance Committee. In addition, Mr. Montero has extensive knowledge of the capital markets and is invaluable to our Board's discussions of the Company’s financial position.

Mr. Veatch’s expertise and experience as a senior manager at Quintiles enables him to provide valuable insight into the businesses and institutions that purchase our products and services. Mr. Veatch brings broad experience in the eClinical market including insight into the international, governmental and non-profit segments of our customer-base.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF GREENBERG & COMPANY, LLC

AS INDEPENDENT AUDITORS OF OMNICOMM SYSTEMS

The Audit Committee has selected Greenberg & Company, LLC as our independent auditors for the current fiscal year. Representatives of Greenberg & Company are not expected to attend the 2010 Annual Meeting. Greenberg & Company has served as our auditors since July 1999, and has audited our financial statements for the past eight fiscal years.

Greenberg & Company, LLC has served as our independent auditors for fiscal year 2009 and 2008. Greenberg & Company has served as our auditors since July 1999. The following table sets forth the fees billed by our independent auditors for each of our last two fiscal years for the categories of services indicated.

	Fiscal 2009	Fiscal 2008
Audit Fees	$93,500	$98,500
Audit-Related Fees	$15,000	$7,500
Tax Fees	0	0
All Other Fees	0	0

Total	$108,500	$106,000

Audit Fees

The aggregate audit fees billed by Greenberg and Co., LLC for professional services rendered for the audit of our annual financial statements included in our annual report on Form 10-KSB during the fiscal year ended December 31, 2009 were $63,500. The aggregate audit fees billed to us by Greenberg and Co., LLC for professional services rendered for the audit of our annual financial statements included in our annual report on Form 10-K during the fiscal year ended December 31, 2008 were approximately $66,000. The aggregate audit fees billed to us by Greenberg and Co., LLC for the review of quarterly financial statements included in our quarterly reports on Form 10-QSB for the quarters ending March 31, June 30, and September 30, 2009 were approximately $30,000 and $32,500 for the quarters ending March 31, June 30 and September 30, 2008.

Audit Related Fees

For the fiscal year ended December 31, 2009 the aggregate fees billed for assurance and related services by Greenberg and Co., LLC relating to the performance of the audit of our financial statements which are not reported under the caption “Audit Fees” above was $15,000. For the fiscal year ended December 31, 2008 the aggregate fees billed for assurance and related services by Greenberg and Co., LLC relating to the performance of the audit of our financial statements which are not reported under the caption “Audit Fees” above was $7,500.

Tax Fees

For the fiscal year ended December 31, 2009 the aggregate fees bill for tax compliance, tax advice or tax planning was $0. For the fiscal year ended December 31, 2008 the aggregate fees billed for tax related services was $0.

All Other Fees

Other than fees relating to the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” there were no additional fees billed by our principal accountant for services rendered to us for the fiscal years ended December 31, 2009 or 2008.

Audit Committee Pre-Approval Policies

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided by Greenberg & Company, LLC described above under the captions “Audit-Related Fees” and “Tax Fees” were approved by our Audit Committee.

All of the work performed during the course of this audit was completed by full-time employees of Greenberg and Co., LLC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF GREENBERG & COMPANY, LLC AS INDEPENDENT AUDITORS OF OMNICOMM SYSTEMS.

2009

OTHER MATTERS

As of the date hereof, there are no other matters that OmniComm Systems intends to present, or has reason to believe others will present, at the 2010 Annual Meeting. If, however, other matters properly come before the 2010 Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

DISSENTER’S RIGHTS

Under Delaware Law there are no dissenter's rights available to our stockholders in connection with the matters voted upon at the 2010 Annual Meeting.

PROPOSALS OF STOCKHOLDERS TO BE PRESENTED AT THE

COMPANY'S NEXT ANNUAL MEETING OF STOCKHOLDERS

Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the 2011 Annual Meeting of Stockholders may be made following the procedures prescribed in SEC Rule 14a-8 under the Securities Exchange Act of 1934 and must be received by the Secretary of OmniComm Systems at its principal executive offices at 2101 West Commercial Blvd., Suite 4000, Ft. Lauderdale, Florida 33309 on or before December 31, 2010. The submission of a stockholder proposal does not guarantee that it will be included in OmniComm Systems’ proxy statement for the 2011 annual meeting of Stockholders.

ANNUAL REPORT ON FORM 10-K

A copy of the OmniComm Systems’ Annual Report on Form 10-K for the year ended December 31, 2009 accompanies this Proxy Statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request by mail to Investor Relations, OmniComm Systems, Inc., 2101 West Commercial Blvd., Suite 4000, Ft. Lauderdale, Florida 33309. A copy of our Annual Report on Form 10-K, including exhibits, is also available in digital form for download or review by visiting “About Us/ SEC Filings” at www.omnicomm.com or at the SEC’s web site at www.sec.gov.

NOTICE OF INTERNET AVAILABILITY OF THE 2010 PROXY MATERIALS

Under new Securities and Exchange Commission rules, we have posted a copy of the Notice of our 2010 Annual Meeting of Stockholders, the Proxy Statement, the proxy card and the Annual Report of OmniComm Systems (“Proxy Materials”) on our website. The Proxy Materials to stockholders are available at the Company’s internet homepage, www.omnicomm.com.

WHERE YOU CAN FIND MORE INFORMATION

This Proxy Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Proxy Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, OmniComm Systems, Inc., 2101 West Commercial Blvd., Suite 4000, Ft. Lauderdale, Florida 33309. Please note that additional information can be obtained from our website at www.omnicomm.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our Proxy Statement and Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at Attention: Corporate Secretary, 2101 West Commercial Blvd., Suite 4000, Ft. Lauderdale, Florida 33309, telephone (954) 473-1254. If you want to receive separate copies of the Proxy Statement and Annual Report in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OMNICOMM SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

June 25, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of OMNICOMM SYSTEMS, INC., a Delaware corporation, does hereby constitute and appoint CORNELIS F. WIT, RANDALL G. SMITH and RONALD T. LINARES, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock, and 5% Series A Preferred Stock, of OmniComm Systems, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at Courtyard by Marriott—Ft. Lauderdale, 6650 North Andrews Avenue, Ft. Lauderdale, Florida 33309, on June 25, 2010 at 9 a.m., and at any and all adjournments and postponements thereof, as follows:

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 and 2.

Please mark your vote as indicated in this example ☒

ITEM 1. ELECTION OF DIRECTORS

VOTE FOR ALL*	WITHHELD FOR ALL
☐	☐

Nominees:

Randall G. Smith

Cornelis F. Wit

Guus van Kesteren

Matthew D. Veatch

Fernando Montero

*	To withhold authority to vote for one or more nominee(s), write the name(s) of the nominee(s) below:

ITEM 2. RATIFICATION OF INDEPENDENT ACCOUNTANTS

FOR	AGAINST	ABSTAIN
☐	☐	☐

ITEM 3. OTHER MATTERS

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 and 2, AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 3. NOTE: PLEASE DATE THIS PROXY, SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON, AND RETURN PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

Signature(s)	Date

Print Name:

Signature(s)	Date

Print Name:

Number of Shares Being Voted:

Your Name Must Be Printed Where Indicated. If We Cannot Read Your Signature Your Vote Will Not Be Counted